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As filed with the Securities and Exchange Commission on May 11, 2004

Registration No. 333-113344

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NuVasive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3841 (Primary Standard Industrial Classification Code Number)	33-0768598 (I.R.S. Employer Identification Number)

10065 Old Grove Road
San Diego, California 92131
(858) 271-7070
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Alexis V. Lukianov
Chairman, President and Chief Executive Officer
NuVasive, Inc.
10065 Old Grove Road San Diego, California 92131
(858) 271-7070
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael S. Kagnoff, Esq. Ross L. Burningham, Esq. Jason M. Hannon, Esq. Heller Ehrman White & McAuliffe LLP 4350 La Jolla Village Drive, 7th Floor San Diego, California 92130-2332 (858) 450-8400	John A. de Groot, Esq. Taylor L. Stevens, Esq. Kenji L. Funahashi, Esq. Morrison & Foerster LLP 3811 Valley Centre Drive, Suite 500 San Diego, California 92122-1246 (858) 720-5100

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.001 per share	$97,175,000	$12,312(2)

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

        NuVasive, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-113344) for the purposes of filing with the Securities and Exchange Commission two additional exhibits to the Registration Statement and adding disclosure to Item 15 of Part II of the Registration Statement. This Amendment No. 4 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

Part II: Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale of the common stock being registered. All amounts other than the SEC registration fee, the NASD filing fees and the Nasdaq National Market listing fee are estimates.

Amount to be Paid
SEC registration fee	$12,312
NASD filing fee	10,218
Nasdaq National Market application fee	5,000
Nasdaq National Market entry fee	95,000
Nasdaq National Market annual fee (prorated for 2004)	19,575
Legal fees and expenses	800,000
Accounting fees and expenses	500,000
Printing and engraving	200,000
Transfer agent and registrar fees	20,000
Miscellaneous	37,895

Total	$1,700,000

Item 14. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, our restated bylaws provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify our other employees and agents as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (4) the rights conferred in the restated bylaws are not exclusive.

        We have entered into indemnification agreements with each of our directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and to provide additional procedural protections. We also intend to enter into indemnification agreements with any new directors and executive officers in the future. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees, or agents, other than the matters in Tennessee and California involving Medtronic, Inc., where indemnification by us will be required or permitted, and we are not aware of any threatened litigation or proceeding, other than the Medtronic litigation, that may result in a claim for such indemnification. See "Risk Factors—We are currently involved in costly employment litigation and an adverse outcome may prevent certain of our employees from working for us or require us to pay significant damages," for further detail regarding the Medtronic litigation matters.

        Section 8 of the Underwriting Agreement provides for indemnification by the underwriters of the officers, directors and controlling persons of the Registrant against certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the underwriters for inclusion in the Registration Statement.

        The indemnification provisions in our restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

        We have obtained liability insurance for our officers and directors.

        Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere in this prospectus:

Document	Exhibit Number
Form of Underwriting Agreement	1.1
Form of Restated Certificate of Incorporation of Registrant	3.3
Form of Restated Bylaws of Registrant	3.5
Form of Indemnification Agreement for Directors and Officers	10.36

Item 15. Recent Sales of Unregistered Securities

        From January 1, 2001 through March 31, 2004, we have issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, and/or Regulation D and the other rules and regulations promulgated thereunder, or Rule 701 promulated under Section 3(b) of the Securities Act as transactions not involving a public offering or transactions under compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions.

  1.
  On February 14, 2001 and April 12, 2001, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued and sold convertible promissory notes in the aggregate principal amounts of $3,000,000 and $1,500,000, respectively, and warrants to purchase a variable number of shares of the class of our preferred stock issued in our next qualified equity financing. Upon completion of this financing, each of the investors held warrants to purchase, at an exercise price of $2.53 per share, the number of shares of our Series D preferred stock set forth in the following table opposite its name:

Investor	Number of Shares Underlying Warrants
Enterprise Management Partners, L.L.C	*
Enterprise Partners Annex Fund IV, L.P.	64,563
Enterprise Partners Annex Fund IV-A, L.P.	13,293
Kleiner Perkins Caufield & Byers VIII, L.P.	73,590
KPCB VIII Founders Fund, L.P.	4,267
Domain Partners IV, L.P.	49,655
DP IV Associates, L.P.	1,191

    *
    On February 14, 2001, Enterprise Management Partners, L.L.C. assigned the convertible promissory notes and warrants held by it to affiliated entities, Enterprise Partners Annex Fund IV, L.P. and Enterprise Partners Annex Fund IV-A, L.P.

  2.
  On May 16, 2001, pursuant to the exemption provided in Section 3(a)(9) and Section 4(2) of the Securities Act, we issued and sold 11,675,791 shares of our Series D preferred stock at a per share purchase price of $2.53 to existing stockholders and accredited investors, in consideration of cancellation of an aggregate of $4,767,549.86 in our outstanding debt (and accrued interest on this debt) and an aggregate of $24,772,201.37 in cash.

  3.
  On December 27, 2001, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued warrants to purchase an aggregate of 23,716 shares of our Series D preferred stock at an exercise price of $2.53 per share to GATX Ventures, Inc. in consideration for the extension of a line of credit to us for the purpose of financing the lease of capital equipment.

  4.
  On January 16, 2002, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued a warrant to purchase 20,000 shares of our common stock at an exercise price of $0.63 per underlying share to WWIP LLC in consideration for clinical advisory consulting services provided to us.

  5.
  On October 10, 2002, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued a warrant to purchase 60,000 shares of our common stock at an exercise price of $0.63 per underlying share to Spine Partners, LLC in partial consideration for certain intellectual property transferred to us by Spine Partners.

  6.
  Between July 11, 2002 and July 17, 2003, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued and sold an aggregate of 9,897,640 shares of our Series D-1 preferred stock at a purchase price of $2.53 per share and warrants to purchase an aggregate of 1,658,711 shares of our common stock to the investors set forth below. The total consideration paid for such shares and warrants was $24,995,165.69. The exercise price per underlying share of the warrants is $0.63. In February and March 2004, we issued and sold an aggregate of 21,342 shares of our common stock upon exercise of certain of such warrants in consideration for an aggregate purchase price of $13,338.75.

Enterprise Partners Annex Fund IV, L.P.	SSI Spinal Solutions
Enterprise Partners Annex Fund IV-A, L.P.	James Gleason
Kleiner Perkins Caufield & Byers VIII, L.P.	Anthony Ross
KPCB VIII Founders Fund, L.P.	Jeff Hughes
Domain Partners IV, L.P.	R. Jay Thabet, Jr.
Caisse de depot et placement du Quebec	Integral Capital Partners VI, L.P.
A.M. Pappas Life Science Ventures II, L.P.	Ronald C. Childs
William Blair Capital Partners VII, L.P.	Tom L. Meyer III
William Blair Capital Partners VII QP, L.P.	Gregg Lacoste
Johnson & Johnson Development Corporation	William Houston, Jr.
Innovative Orthotics & Rehabilitation Inc.	Behrooz A. Akbarnia
David Merrill	Sam & Dawn Maywood
Klaus Hagenmeyer	Bruce & Nina Van Dam
Frederick J. Thabet	Scot Martinelli & Bobbi-Jo Romanishan
Craig Sparks	MLPF&S William Player Barefoot IRA
Todd Marinchak	Scott Kitchel
Peter A. Guagliano	Rudolph Bertagnoli
Regis W. Haid, Jr.	Jonathan Spangler
Mark D. Peterson	Anthony Salerni
Alexander & Majorie Vaccaro	Kevin Armstrong
G. Rogan Fry	Andrew Cappuccino
Joe C. Loy
Keith Valentine
  7.
  On July 31, 2002, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued a warrant to purchase 3,423 shares of our common stock at an exercise price of $0.63 per underlying share to Callaway Private Equity Partners, Inc. in consideration for services rendered to us in connection with the identification of investors in our Series D-1 preferred stock financing.

  8.
  On January 9, 2003, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued a warrant to purchase 10,268 shares of our common stock at an exercise price of $0.63 per underlying share to Comerica Bank-California in consideration for providing us with an accounts receivable line of credit and loans to finance the purchase by us of capital equipment.

  9.
  On January 9, 2003, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued a warrant to purchase 59,289 shares of our Series D-1 preferred stock at an exercise price of $2.53 per underlying share to Comerica Bank-California in consideration for providing us with an accounts receivable line of credit and loans to finance the purchase by us of capital equipment.

  10.
  On March 12, 2004, pursuant to the exemption provided in Section 4(2) of the Securities Act, we issued a warrant to purchase 45,000 shares of our Series D-1 preferred stock at an exercise price of $4.30 per underlying share to Comerica Bank in consideration for providing us with an increase in an accounts receivable line of credit and loans to finance the purchase by us of capital equipment.

  11.
  From January 1, 2001 to March 31, 2004, pursuant to exemptions from registration provided in Section 4(2) or Section 3(b) of the Securities Act or under Rule 701, we have granted options to purchase an aggregate of 3,436,600 shares of our common stock to our directors, employees and consultants under our 1998 Plan at exercise prices ranging from $0.63 to $10.75 per share. Of the 3,436,600 shares granted, 2,179,083 shares remain outstanding, 920,964 have been exercised and 336,553 shares have been canceled and returned to our 1998 Plan.

  12.
  Between January 1, 2001 and March 31, 2004, pursuant to the exemptions provided in Section 4(2) of the Securities Act and Rule 701, we have issued 1,600,923 shares of our common stock to our directors, employees and consultants upon exercise of options granted under our 1998 Plan in consideration for an aggregate purchase price of $958,564.51.

  13.
  On April 24, 2004, and May 4, 2004, pursuant to the exemptions provided in Section 4(2) of the Securities Act and Rule 701, we issued 27,200 shares of our common stock, at a purchase price of $10.75 per share, to certain of our consultants and distributors in consideration for past services rendered to us.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation, as currently in effect
3.2**	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as currently in effect
3.3**	Form of Restated Certificate of Incorporation (to be filed in connection with the closing of this offering)
3.4**	Bylaws, as currently in effect
3.5**	Form of Restated Bylaws (to be effective upon the closing of this offering)
3.6**	Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation (to be filed on or before the effective date of this offering)
4.1**	Second Amended and Restated Investors' Rights Agreement, dated July 11, 2002, by and among us and the other parties named therein
4.2**	Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement, dated June 19, 2003, by and among us and the other parties named therein
4.3**	Amendment No. 2 to Second Amended and Restated Investors' Rights Agreement, dated February 5, 2004, by and among us and the other parties named therein
4.4**	Specimen Common Stock Certificate
5.1**	Opinion of Heller Ehrman White & McAuliffe LLP
10.1**	Form of Warrant to purchase Series B Preferred Stock, dated October 13, 1999, between us and each of the persons listed on the Schedule of Warrant Holders attached thereto
10.2**	Warrant Agreement to Purchase Shares of Series A Preferred Stock, dated September 17, 1999, issued by us to Comdisco Ventures, Inc.
10.3**	Warrant Agreement to Purchase Shares of Series A Preferred Stock, dated September 17, 1999, issued by us to CNC Holdings I LLC

10.4**	Stock Subscription Warrant to Purchase Series B Preferred Stock, dated June 27, 2000, issued by us to TBCC Funding Trust II
10.5**
Form of Warrant to purchase Series D Preferred Stock used by us to issue warrants on February 14, 2001 and April 12, 2001 to each of the persons listed on the Schedule of Warrant Holders attached thereto
10.6**	Warrant to Purchase 22,530 Shares of Series D Preferred Stock, dated December 27, 2001, issued by us to GATX Ventures, Inc.
10.7**	Warrant to Purchase 1,186 Shares of Series D Preferred Stock, dated December 27, 2001, issued by us to GATX Ventures, Inc.
10.8**	Warrant to Purchase Common Stock, dated January 9, 2003, issued by us to Comerica Bank—California
10.9**	Warrant to Purchase Series D-1 Preferred Stock, dated January 9, 2003, issued by us to Comerica Bank—California
10.10**
Form of Warrant to purchase Common Stock used by us to issue warrants in connection with our sale of Series D-1 Preferred Stock to the persons listed on the Schedule of Warrant Holders attached thereto
10.11**#	1998 Stock Option/Stock Issuance Plan
10.12**#	Form of Notice of Grant of Stock Option under our 1998 Stock Option/Stock Issuance Plan
10.13**#	Form of Stock Option Agreement under our 1998 Stock Option/Stock Issuance Plan, and form of addendum thereto
10.14**#	Form of Stock Purchase Agreement under our 1998 Stock Option/Stock Issuance Plan
10.14.1#	Form of Stock Issuance Agreement under our 1998 Stock Option/Stock Issuance Plan
10.14.2#	Form of Stock Issuance Agreement issued to consultants and distributors, under our 1998 Stock Option/Stock Issuance Plan, on April 21, 2004, and May 4, 2004
10.15**#	2004 Equity Incentive Plan
10.16**#	Form of Stock Option Award Notice under 2004 Equity Incentive Plan
10.17**#	Form of Option Exercise and Stock Purchase Agreement under 2004 Equity Incentive Plan
10.18**#	Forms of Restricted Stock Grant Notice and Restricted Stock Agreement under 2004 Equity Incentive Plan
10.18.1**#	Form of Restricted Stock Unit Award Agreement under 2004 Equity Incentive Plan
10.19**#	2004 Employee Stock Purchase Plan
10.20**	Standard Industrial/Commercial Multi-Tenant Lease—Modified Net, dated July 13, 1999, between us and Michael L. Hightower
10.21**	Addendum to Lease Between EUS Partners, the Successor to Michael L. Hightower, Lessor, and NuVasive, Inc. as Lessee, dated March 25, 2002

10.22**
Equipment Loan and Security Agreement, dated December 27, 2001, between us and GATX Ventures, Inc., Loan Agreement Supplement No. 1, dated December 31, 2001, and Loan Agreement Supplement No. 2, dated July 31, 2002
10.23**†	Patent Purchase Agreement, dated June 21, 2002, between us and Drs. Anthony Ross and Peter Guagliano
10.24**†	Intellectual Property Purchase Agreement, dated October 10, 2002, between us and Spine Partners, LLC
10.25**†	Development, Production and Marketing Services Agreement, dated December 30, 1999, as amended, by and among us and Tissue Banks International, Inc.
10.26**†	Supply Agreement, dated January 21, 2002, by and among us and Intermountain Tissue Center
10.27**#	Employment Letter Agreement, dated July 12, 1999, as amended on January 20, 2004, between us and Alexis V. Lukianov
10.28**#	Bonus Agreement, dated February 25, 2000, between us and Alexis V. Lukianov
10.29**#	Employment Agreement, dated December 20, 2002, as amended on January 20, 2004, between us and Kevin C. O'Boyle
10.30**#	Employment Agreement, dated January 20, 2004, between us and Keith Valentine
10.31**#	Employment Agreement, dated January 20, 2004, between us and G. Rogan Fry
10.32**#	Employment Agreement, dated January 20, 2004, between us and Patrick Miles
10.33**#	Employment Agreement, dated January 20, 2004, between us and James J. Skinner
10.34**#	Employment Agreement, dated January 20, 2004, between us and G. Bryan Cornwall
10.35**#	Employment Agreement, dated January 20, 2004, between us and Jonathan D. Spangler
10.36**	Form of Indemnification Agreement between us and our directors and officers
10.37**	Common Stock Purchase Warrant, dated January 16, 2002, issued by us to WWIP LLC
10.38**†	Clinical Advisor, Patent Purchase and Development Agreement, dated March 31, 2004, between us and James L. Chappuis
10.39**	Loan and Security Agreement, dated January 9, 2003, as amended, between us and Comerica Bank
10.40**	Warrant to Purchase Series D-1 Preferred Stock, dated March 12, 2004, issued by us to Comerica Bank
21.1**	List of our subsidiaries
23.1**	Consent of Ernst & Young LLP, independent auditors
23.2**	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)
24.1**	Power of Attorney

**
Previously filed.

†
Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions of this exhibit under Rule 406 of the Securities Act of 1933. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

#
Indicates management contract or compensatory plan.

Item 17. Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement (No. 333-113344) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on this 11th day of May, 2004.

NUVASIVE, INC.
By:
/s/ ALEXIS V. LUKIANOV Alexis V. Lukianov President, Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement (No. 333-113344) has been signed by the following persons in the capacities indicated on May 11, 2004:

Signature	Title(s)

/s/ ALEXIS V. LUKIANOV	Alexis V. Lukianov President, Chief Executive Officer, and Chairman of the Board (principal executive officer)
*	Kevin C. O'Boyle Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)
*	R. Lewis Bennett, Sr. Director
*	Jack R. Blair Director
*	James C. Blair, Ph.D. Director
*	Lesley H. Howe Director
*	Joseph S. Lacob Director
*	Arda M. Minocherhomjee, Ph.D. Director
*By:	/s/ ALEXIS V. LUKIANOV Alexis V. Lukianov Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation, as currently in effect
3.2**	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as currently in effect
3.3**	Form of Restated Certificate of Incorporation (to be filed in connection with the closing of this offering)
3.4**	Bylaws, as currently in effect
3.5**	Form of Restated Bylaws (to be effective upon the closing of this offering)
3.6**	Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation (to be filed on or before the effective date of this offering)
4.1**	Second Amended and Restated Investors' Rights Agreement, dated July 11, 2002, by and among us and the other parties named therein
4.2**	Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement, dated June 19, 2003, by and among us and the other parties named therein
4.3**	Amendment No. 2 to Second Amended and Restated Investors' Rights Agreement, dated February 5, 2004, by and among us and the other parties named therein
4.4**	Specimen Common Stock Certificate
5.1**	Opinion of Heller Ehrman White & McAuliffe LLP
10.1**	Form of Warrant to purchase Series B Preferred Stock, dated October 13, 1999, between us and each of the persons listed on the Schedule of Warrant Holders attached thereto
10.2**	Warrant Agreement to Purchase Shares of Series A Preferred Stock, dated September 17, 1999, issued by us to Comdisco Ventures, Inc.
10.3**	Warrant Agreement to Purchase Shares of Series A Preferred Stock, dated September 17, 1999, issued by us to CNC Holdings I LLC
10.4**	Stock Subscription Warrant to Purchase Series B Preferred Stock, dated June 27, 2000, issued by us to TBCC Funding Trust II
10.5**
Form of Warrant to purchase Series D Preferred Stock used by us to issue warrants on February 14, 2001 and April 12, 2001 to each of the persons listed on the Schedule of Warrant Holders attached thereto
10.6**	Warrant to Purchase 22,530 Shares of Series D Preferred Stock, dated December 27, 2001, issued by us to GATX Ventures, Inc.
10.7**	Warrant to Purchase 1,186 Shares of Series D Preferred Stock, dated December 27, 2001, issued by us to GATX Ventures, Inc.
10.8**	Warrant to Purchase Common Stock, dated January 9, 2003, issued by us to Comerica Bank—California
10.9**	Warrant to Purchase Series D-1 Preferred Stock, dated January 9, 2003, issued by us to Comerica Bank—California

10.10**
Form of Warrant to purchase Common Stock used by us to issue warrants in connection with our sale of Series D-1 Preferred Stock to the persons listed on the Schedule of Warrant Holders attached thereto
10.11**#	1998 Stock Option/Stock Issuance Plan
10.12**#	Form of Notice of Grant of Stock Option under our 1998 Stock Option/Stock Issuance Plan
10.13**#	Form of Stock Option Agreement under our 1998 Stock Option/Stock Issuance Plan, and form of addendum thereto
10.14**#	Form of Stock Purchase Agreement under our 1998 Stock Option/Stock Issuance Plan
10.14.1#	Form of Stock Issuance Agreement under our 1998 Stock Option/Stock Issuance Plan
10.14.2#	Form of Stock Issuance Agreement issued to consultants and distributors, under our 1998 Stock Option/Stock Issuance Plan, on April 21, 2004, and May 4, 2004
10.15**#	2004 Equity Incentive Plan
10.16**#	Form of Stock Option Award Notice under 2004 Equity Incentive Plan
10.17**#	Form of Option Exercise and Stock Purchase Agreement under 2004 Equity Incentive Plan
10.18**#	Forms of Restricted Stock Grant Notice and Restricted Stock Agreement under 2004 Equity Incentive Plan
10.18.1**#	Form of Restricted Stock Unit Award Agreement under 2004 Equity Incentive Plan
10.19**#	2004 Employee Stock Purchase Plan
10.20**	Standard Industrial/Commercial Multi-Tenant Lease—Modified Net, dated July 13, 1999, between us and Michael L. Hightower
10.21**	Addendum to Lease Between EUS Partners, the Successor to Michael L. Hightower, Lessor, and NuVasive, Inc. as Lessee, dated March 25, 2002
10.22**
Equipment Loan and Security Agreement, dated December 27, 2001, between us and GATX Ventures, Inc., Loan Agreement Supplement No. 1, dated December 31, 2001, and Loan Agreement Supplement No. 2, dated July 31, 2002
10.23**†	Patent Purchase Agreement, dated June 21, 2002, between us and Drs. Anthony Ross and Peter Guagliano
10.24**†	Intellectual Property Purchase Agreement, dated October 10, 2002, between us and Spine Partners, LLC
10.25**†	Development, Production and Marketing Services Agreement, dated December 30, 1999, as amended, by and among us and Tissue Banks International, Inc.
10.26**†	Supply Agreement, dated January 21, 2002, by and among us and Intermountain Tissue Center
10.27**#	Employment Letter Agreement, dated July 12, 1999, as amended on January 20, 2004, between us and Alexis V. Lukianov
10.28**#	Bonus Agreement, dated February 25, 2000, between us and Alexis V. Lukianov
10.29**#	Employment Agreement, dated December 20, 2002, as amended on January 20, 2004, between us and Kevin C. O'Boyle
10.30**#	Employment Agreement, dated January 20, 2004, between us and Keith Valentine

10.31**#	Employment Agreement, dated January 20, 2004, between us and G. Rogan Fry
10.32**#	Employment Agreement, dated January 20, 2004, between us and Patrick Miles
10.33**#	Employment Agreement, dated January 20, 2004, between us and James J. Skinner
10.34**#	Employment Agreement, dated January 20, 2004, between us and G. Bryan Cornwall
10.35**#	Employment Agreement, dated January 20, 2004, between us and Jonathan D. Spangler
10.36**	Form of Indemnification Agreement between us and our directors and officers
10.37**	Common Stock Purchase Warrant, dated January 16, 2002, issued by us to WWIP LLC
10.38**†	Clinical Advisor, Patent Purchase and Development Agreement, dated March 31, 2004, between us and James L. Chappuis
10.39**	Loan and Security Agreement, dated January 9, 2003, as amended, between us and Comerica Bank
10.40**	Warrant to Purchase Series D-1 Preferred Stock, dated March 12, 2004, issued by us to Comerica Bank
21.1**	List of our subsidiaries
23.1**	Consent of Ernst & Young LLP, independent auditors
23.2**	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)
24.1**	Power of Attorney

**
Previously filed.

†
Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions of this exhibit under Rule 406 of the Securities Act of 1933. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

#
Indicates management contract or compensatory plan.

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EXPLANATORY NOTE
Part II: Information Not Required in Prospectus
SIGNATURES
INDEX TO EXHIBITS